Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Aspen Diversified Fund LLC (the “Fund”) on Form 10-Q for the quarterly period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenneth E. Banwart, Managing Partner of Aspen Partners, Ltd., Managing Member of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: May 15, 2012

/s/ Kenneth E. Banwart
Kenneth E. Banwart, Managing Partner
Aspen Partners, Ltd.
Managing Member of Aspen Diversified Fund LLC